FUND PARTICIPATION AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 2nd day of April, 2025 by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company (the “Company” or “Intermediary”), on its own behalf and on behalf of the separate account(s) listed on Schedule A hereto, each a segregated asset account of the Company (each referred to as an “Account”) and INVESCO DISTRIBUTORS, INC. (the “Distributor”), a Delaware corporation acting on behalf of AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS) (the “Trust”) and each series of the Trust listed on Schedule C hereto as such schedule may be amended from time to time (each such series hereinafter referred to as a “Fund”). The Company and the Distributor are referred to herein collectively as the “Parties”.

WITNESSETH:

WHEREAS, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and the Distributor entered into a Participation Agreement on October 31, 2011, as amended (the “VALIC FPA”);

WHEREAS, the Parties wish to enter into a separate agreement to provide for the purchase and redemption by the Company, on behalf of the Accounts, of shares of Funds of the Trust pursuant to the terms of the Agreement, based on the form of the VALIC FPA previously agreed to among VALIC and the Distributor;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Distributor hereby agree as follows:

1.  The Parties hereto adopt and agree to the terms and conditions of the VALIC FPA, which is hereby incorporated by reference and attached hereto as Exhibit A (“Exhibit A”), excluding any amendments or modifications thereto, and shall apply to this Agreement as if fully set forth herein; provided, however, that the signature page of the VALIC PA shall not be applicable to this Agreement, subject to the changes described below. For avoidance of doubt, this Agreement does not amend, delete or supersede the VALIC FPA or amend, delete or supersede participation agreement(s), if any, between some or all of the Parties with respect to other separate accounts of the Company.

2.  For purposes of this Agreement, all references to The Variable Annuity Life Insurance Company or VALIC in Exhibit A are deleted and replaced with The United States Life Insurance Company in the City of New York and all references to the term “Company or Intermediary” in Exhibit A shall be deemed references to The United States Life Insurance Company in the City of New York.

3.  Choice of Law

For purposes of this Agreement, the applicable state law in Article VIII, Section 8.1 of Exhibit A under which this Agreement shall be construed shall be the laws of the State of New York instead of the laws of the State of Texas.

4.  Notices

The notification addresses for the Company in Article XII of Exhibit A are deleted and replaced in their entirety as follows:

If to the Company:

The United States Life Insurance Company in the City of New York

Attn: General Counsel

2919 Allen Parkway, L4-01

Houston, TX 77019

Email: saamcolegal@corebridgefinancial.com

Invesco Distributors. Inc.

Attn: General Counsel

11 Greenway Plaza, Suite 1000

Houston, TX 77046

Email: dealersupport@invesco.com

5. New Schedules

Schedules A, B and C of Exhibit A are hereby deleted in their entirety and replaced with Schedules A, B and C attached hereto.

6.  This Agreement shall be interpreted consistent with the intent of the Parties which is to create a fully separate agreement among the Parties in respect of investment(s) by the Company, on behalf of the Accounts, in shares of Funds of the Trust.

7.  Counterparts and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

By:
Name: Barbara Rayll
Title: VP, Product & Solutions Mgmt

AIM INVESTMENT FUNDS (INVESCO
INVESTMENT FUNDS)

By:

Name: Glenn Brightman
Title: Glenn Brightman, COO Investments and Americas

INVESCO DISTRIBUTORS, INC.

By:

Name: Nicole Filingeri
Title: Vice President

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SCHEDULE A

SEPARATE ACCOUNT(S)

USL Separate Account RS

4

SCHEDULE B

CONTRACTS

Portfolio Director Series

5

SCHEDULE C

FUND(S) AVAILABILE UNDER THE CONTRACTS

AIM Investment Funds (Invesco Investment Funds) - Invesco Balanced-Risk Commodity Strategy Fund – Class R5

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Exhibit A

PARTICIPATION AGREEMENT

Among

INVESCO DISTRIBUTORS, INC.

and

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 31st day of October, 201 J by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the “Company”), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company et forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to a the “Account”), and Invesco Distributors Inc. (hereinafter the “Distributor”) organized under the laws of the State of Delaware.

WHEREAS, the Distributor is the appointed Distributor for those series portfolios of Aim Investment Funds (Invesco Investment Funds) (the “Trust”) identified on Schedule C hereto;

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act a the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreement with the Distributor (hereinafter “Participating Insurance Companies”); and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the ‘1940 Act”) and it bares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act; and

WHEREAS, each Account i a duly organized, validly existing segregated as et account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule hereto, to et aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Distributor shall make available to the Company and the Company intends to purchase share in the Trust at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts.

NOW THEREFORE, in consideration of their mutual promises, the Company and, the Trust agree as follows:

ARTICLE I.

Sale of Trust Shares

1.1  Distributor agrees to make available to the Company those shares of the Trust which each Account orders, executing such purchase and/or redemption orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. Transactions shall be executed in accordance with the Trust’s then current registration statement. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 8:00 a.m. Eastern time on the next following Business Day. ln placing orders with the Trust, the Company shall net all purchases and redemptions into one order request; the Company will not place two separate orders with the Trust. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”).

1.2  Distributor agrees to make shares of the Trust available for purchase to the Company and its Accounts on those days on which the Trust calculates its net asset value in accordance with the terms of the Trust’s then current registration statement. The Board of Directors of the Trust (hereinafter the “Board”) may refuse to sell shares of the Trust to any person, or suspend or terminate the offering of its shares if such action is required by law or by regulatory authorities having jurisdiction. Notice of election to suspend or terminate shall be furnished in writing, by the Trust, said termination to be effective thirty (30) days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

1.3  The Trust shall satisfy redemption requests in accordance with the terms of the Trust’s Prospectus. The Parties hereto recognize the impact to the Company and its Contract owners of failing to satisfy redemption requests in cash and recognize that the need to redeem in kind would only occur in extreme and/or exigent circumstances. If such a circumstance were to occur, the Trust will use best efforts to satisfy redemption proceeds solely in cash, in accordance with applicable law. For purposes of this Section J.3, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption on the next following Business Day. Proceeds shall be wired to the Company the next following Business Day or such longer period permitted by the 1940 Act or the rules, order or regulations thereunder.

1.4  The Company agrees to purchase and redeem the shares of the Trust in accordance with the provisions of the Trust’s then current registration statement. The Company agrees that all net amounts available under the variable life insurance policies and/or variable annuity contracts which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the “Contracts”) shall be invested in the Trust and other Trusts whose shares are made available by Distributor as may be mutually agreed to in writing by the parties hereto, in the Company’s general account, or in an investment company other than the Trust.

1.5  The Company shall pay for Trust shares on the next following Business Day after a purchase of Trust shares is made and in accordance with the terms of the Trust’s then current prospectus.

1.6  The Distributor or its affiliate shall furnish same day electronic notice to the Company of any income, dividends or capital gain distributions payable on the Trust’s shares. Notwithstanding this Section 1.6, the Trust shall utilize commercially reasonable efforts to provide the Company with reasonable notice in advance of any forthcoming dividend or capital gain distributions. The Distributor or its affiliate shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.7  The Distributor or its affiliates shall make the Trust’s net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use commercially reasonable efforts to make such net asset value per share available by 7:30 p.m. Eastern time.

1.8  For any day on which a NAY error is material, as determined in accordance with the SEC’s recommended guidance regarding NAY errors, as both to the Trust and to its shareholders, all shareholders transacting business with the fund who were adversely affected would receive a reimbursement or an account adjustment (either, an “Adjustment”), so long as such Adjustment exceeds $25. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information triggering a material impact to the Trust, shall be reported reasonably promptly upon discovery by the Distributor to the Company. Any necessary Adjustment hereunder, whether due to the Company or the Trust, shall be made or paid as applicable no later than fifteen (15) Business Days after the receipt of notice from the Distributor or Trust; provided however, that the Company shall not be required to repay out of its own funds, an overpayment forwarded to a Contract owner that is or was a client of the Company.

In the event the a materially incorrect net asset value provided by the Distributor or its affiliates causes the Company to incur any material direct costs for reprocessing Contract owner accounts, such as preparing and mailing revised statements, the Distributor or its affiliates shall promptly reimburse the Company for all such reasonable costs upon receipt from the Company of an invoice or other statement documenting such costs in reasonable detail.

1.9  The Trust shall make available electronic confirmation to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day. The Trust shall use commercially reasonable efforts to transmit such information by 4:00 p.m. Eastern time on the next Business Day.

1. 10  The Company agrees that purchases and redemptions of Trust shares offered by the then current prospectus of the Trust shall be made in accordance with this Agreement and the provisions of such prospectus.

ARTICLE II.

Representations and Warranties

2.1  The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2  The Distributor represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware, and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3  The Distributor represents that, Trust is managed in accordance with its investment objectives, policies and restrictions as set forth in the Trust’s then current Prospectus. The Distributor represents that the Fund’s objectives, policies and restrictions do and will include operating as a regulated investment company (“RIC”) in compliance with Subchapter M of the Code and regulations thereunder. The Distributor’s affiliates have adopted and will maintain procedures designed to ensure that the Trust is managed in compliance with Subchapter M and regulations thereunder. On reasonable request, the Distributor, but no more frequently than quarterly, the Distributor or one of its affiliates shall provide the Company with a certification that the Trust has been managed in compliance with Subchapter M and regulations thereunder. The Distributor shall deliver or shall cause to be delivered to the Company any and all notices required by law should the Trust fail to qualify as a RIC.

2.4  The Distributor represents that the Trust is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.5  The Distributor represents that the Trust’s investment policies, fees and expenses are and shall at all time remain in compliance with all applicable federal and state laws and the Distributor represent that its operations and the operations of the Trust are and shall at all times remain in material compliance with applicable federal and state laws to the extent required to perform this Agreement.

2.6  The Distributor represents and warrants that it is and shall remain duly registered in all material respects with the Financial Industry Regulatory Authority and shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.7  The Distributor represents and warrants that all of the Trust’s directors, officers, employees, and other individuals/entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.

The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8  The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than two million dollars ($2 million). The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.

Prospectuses and Proxy Statements; Voting

3.1  The Distributor shall provide the Company with as many copies of the Trust’s current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide electronic versions of the Trust’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust’s prospectus printed together in one document, and to have the Statement of Additional Information for the Trust and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Trust’s prospectus and/or its Statement of Additional Information in combination with other Trust companies’ prospectuses and statements of additional information or place the Trust’s Prospectus and Statement of Additional Information on the Company’s internet website or other electronic media. For Trust prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts, who are invested in the Trust on or about the date of the Trust’s then-current prospectus, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Trust’s prospectus, the Distributor will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust’s per unit cost of typesetting and printing the Trust’s prospectus. The same procedures shall be followed with respect to the Trust’s Statement of Additional Information.

3.2  The Trust’s prospectus shall state that the Statement of Additional Information for the Trust is available from the Distributor or one of its affiliates at its expense.

3.3  The Distributor, at its expense, shall provide the Company with copies of its reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

3.4  Upon notification of an upcoming proxy mailing, the Company shall provide to the Trust’s print/mail vendor a list of plan or participant addresses, as appropriate, as of the requested record date for inclusion in the proxy mailing. Unless otherwise provided in the plan document or directed by the plan sponsor, participants will be responsible for voting all proxies. Non-routine materials such as prospectus supplements and proxy or information statement materials shall be printed and distributed at the expense of the Trust or an affiliate.

ARTICLE IV.

Sales Material and Information

4.1  The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, the Distributor or one of its affiliates is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Trust or its designee object to such use within fifteen (15) Business Days after receipt of such material. The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust, the Distributor or one of its affiliates is named, and no such material shall be used if the Trust, the Distributor, or the designee of either so objects.

4.2  The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the permission of the Trust or the Distributor or the designee of either.

4.3  The Distributor, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen (15) Business Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

4.4  The Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5  The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, and any other regulatory filing that it is legally obligated to deliver to Company. The Distributor will deliver to Company any applications for exemptions, requests for no-action letters and notices, orders or responses relating thereto, if the issuance of any such notice, order or response to such, or the absence thereof, would have a materially adverse effect on the Trust. The Distributor will provide written notice to the Company if at any time the Distributor or an affiliate of the Distributor determines that there is a material risk that the Trust may no longer rely on the private letter ruling issued to the Trust by the Internal Revenue Service and released on February 25, 2011 (the “PLR”), and (b) the absence of such reliance would have a materially adverse effect on the Trust’s ability to comply with Section 851 of the Internal Revenue Code

4.6  The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials that refer to the Trust, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.7  For purposes of this Article IV, the phrase “sales literature or other promotional material: includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

4.8  The Distributor will provide the Company with reasonable notice as of any proxy solicitation for the Trust, and of any material change in the Trust’s registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Distributor will work with the Company to make changes to its registration statement and prospectus, in an orderly manner. The Distributor will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V.

Fees and Expenses

5.1  The Distributor represents that the Trust’s shares are registered and authorized for issuance in accordance with applicable federal and state law, as applicable prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust’s shares, preparation and filing of the Trust’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Trust’s shares.

5.2  The Distributor shall bear the expense of printing the Trust’s prospectus for owners of Contracts, who are invested in the Trust on or about the date of the Trust’s then-current prospectus, pursuant to Section 3.l of this Agreement. The Distributor shall also bear the expense of printing the Trust’s proxy materials and reports to such Contract owners.

ARTICLE VI.

Foreign Tax Credits

6.1  The Trust agrees to notify the Company of its decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

ARTICLE VII.

Indemnification

7.1  Indemnification By The Company

7.1(a) The Company agrees to indemnify and hold harmless the Distributor and each of its directors, officers (collectively, the “Indemnified Parties” for purposes of this Section 7.1) and employees against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon infom1ation furnished to the Trust by or on behalf of the Company; or

(iv)

arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 6.l(b) and 6.l(c) hereof.

7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not receive the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the contracts or the operation of the Trust.

7.2 Indemnification by the Distributor

7.2(a) The Distributor agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the contracts or Trust shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Trust or the Distributor or persons under their control) or wrongful conduct of the Trust, Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

(iv)

arise out of or result from any material breach of any representation or warranty made by the Trust or the Distributor in this Agreement (including the Trust’s failure to qualify as a regulated investment company under Subchapter M of the Code); or arise out of or result from any other material breach of this Agreement by the Trust or the Distributor; as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

7.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

7.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d)  The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the contracts or the operation of each Account.

ARTICLE VIII.

Applicable Law

8.1  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas.

ARTICLE IX.

Termination

9.1  This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by one hundred eighty (180) day’s advance written notice delivered to the other parties; or

(b)

termination by the Company by written notice to the Distributor based upon the Company’s determination that shares of such Trust are not reasonably available to meet the requirements of the Contracts; or

(c)

termination by the Company by written notice to the Trust and the Distributor in the event the Trust’s shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)

termination by the Company by written notice to the Distributor in the event that the Trust ceases to quality as a RIC under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to do so qualify; or

(e)

termination by Distributor by written notice to the Company, if it shall determine, in its sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(f)

termination by the Company by written notice to the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that Distributor bas suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)

termination by any party by written notice upon the institution of formal proceedings against the Company, the Trust, or the Distributor by the Financial Industry Regulatory Authority (“FINRA”), the SEC or other regulatory body; or

(h)

termination by the Company or the Distributor by written notice to the other party upon a determination by the majority of the Trust’s Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

(i)	termination by any party by advance written notice upon the “assignment” of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

(j)	termination by the Company by written notice upon the sale, acquisition or change of control of the adviser of the Trust; or

(k)

termination by the Company arising from the substitution of Trust shares with the shares of another investment company for the Contracts for which the Trust shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give sixty (60) day’s written notice to the Trust and the Distributor of any proposed action to replace Trust shares; or

(l)	termination by the Company, the Trust or the Distributor by written notice to the other parties upon a material breach of the Agreement by the other party.

9.2   Effect of Termination. Notwithstanding any termination of this Agreement The Distributor shall at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust,. redeem investments in the Trust or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 9.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

ARTICLEX.

Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Distributor:

Invesco Distributors, Inc.

11 Greenway Plaza

Houston, Texas 77046

Attention: General Counsel

If to the Company:

2929 Allen Parkway L4-01

Houston TX 770I9

Attention: Mark Matthes, Associate General Counsel

Fax No.(713) 831-5011

2929 Allen Parkway L13-20

Houston TX 77019

Attention: Tom Ward, Vice President - Investments

Fax No. (713) 831-2399

ARTICLE XI.

Miscellaneous

11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party’s respective interests are adverse to or in conflict with another party’s interests.

11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor if such assignee is duly organized, licensed and registered to perform the obligations of the Distributor under this Agreement.

[INTENTIONALLY LEFT BLANK]

Schedule A

Accounts

VALIC Separate Account A

Schedule B

Contracts

Portfolio Director Series

Equity Director Series

Schedule C

Series of the Trust

Invesco Balanced-Risk Commodity Strategy Fund

Class I Shares

AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

TRUST SHAREHOLDER REPORTS

This Amendment (the “Amendment”) is entered into as of January 1, 2021, by and between The Variable Annuity Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A, as may be amended from time to time (individually and collectively the “Accounts”), and Invesco Distributors, Inc. (the “Distributor”), a Delaware corporation. The Distributor is the appointed Distributor for those series of portfolios of Aim Investment Funds (Invesco Investment Funds) (the “Trust”) identified on Schedule C of the Participation Agreement as defined below.

RECITALS

WHEREAS, the Company and the Distributor (collectively, the “Parties”) have entered into a certain Participation Agreement dated as of October 31, 2011 (the “Participation Agreement”); and

WHEREAS, pursuant to the Participation Agreement between the Parties, the Company invests in shares of certain of the portfolios of the Trust (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”); and

WHEREAS, the Trust maintains on its books and records one or more account(s) that hold and record shares of the Portfolios owned by the Company on behalf of the Accounts; and

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Accounts and/or the Company have certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Trust shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3” or “the Rule”); and

WHEREAS, Company intends to comply with the requirements, terms and conditions of Rule 30e-3 in order to satisfy its obligation to deliver Trust shareholder reports to Contract owners, including hosting the website of certain fund materials required by Rule 30e-3; and

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 so as to satisfy the Accounts’ and the Company’s obligations under Rule 30e-2 and enable them to rely on Rule 30e- 3;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1. Maintaining Website; Posting and Availability of Trust Shareholder Reports and Other Required Materials. The Trust shall be responsible for and shall fulfill the website posting and other requirements and obligations specified in paragraph (b) of Rule 30e-3, as amended from time to time. Without limiting the generality of the foregoing:

(a). The Trust shall ensure that, as specified in paragraph (b)(1) of Rule 30e-3, the following Trust materials are posted to a website address specified by the Trust (the “Specified Website”), and are

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publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, the “Required Materials”);

(b). The Trust shall ensure that the Required Materials are presented on the Specified Website in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with paragraph (b)(3) of Rule 30e-3);

(c). The Trust shall ensure that persons accessing the Required Materials are able to permanently retain, free of charge, an electronic version of the Required Materials in a format, or formats, that meet the conditions of paragraph (b)(3) of Rule 30e-3 (in accordance with paragraph (b)(4) of Rule 30e-3);

(d). The Trust shall ensure that the Required Materials are posted at the Specified Website when required by Rule 30e-3, and kept current (up-to-date) and posted for the duration or period required by Rule 30e-3;

(e). Compliance by the Trust with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3 shall constitute compliance with subsections (a) through (d) of this section 1 of this Amendment (for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 means the Trust); and

(f). The Trust shall notify the Company of the posting of each of the Required Materials (pursuant to subsection (a) above) prior to or simultaneously with each posting of the Required Materials; said notice shall be in a mutually agreed upon manner (e.g., e-mail) intended to ensure that the Company receives the notice no later than the time that the particular item of Required Material is posted.

2. Content of Required Materials. The Trust shall be responsible for the content of the Required Materials as posted to the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Trust shall be responsible for ensuring that the Required Materials as posted to the Specified Website:

(a). Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b). Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3. Specified Website.

(a). The Specified Website is as identified in Schedule B hereto, as it may be changed by the Trust from time to time; provided, that the Trust shall provide the Company with as much notice as reasonably practicable of any change of the Specified Website, but in no event less than 60 days prior written notice of any such change.

(b). The Trust shall ensure that the Specified Website address is “specific enough,” and that any links thereon are sufficiently “prominent,” to meet the requirements of paragraph (c)(1)(iv) of Rule 30e-3 (in addition to the requirements of paragraph (b) of the Rule).

4. Paper Notice to Contract Owners. The Company shall be responsible for providing the paper Notice to its Contract Owners, in accordance with paragraphs (c) and (d) of Rule 30e-3 (except that the Company

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is not responsible for the website requirements specified in paragraph (c)(1)(iv) of the Rule, which are the responsibility of the Trust pursuant to subsection 3(b) above).

5. Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3.

6. Investor Elections to Receive Future Trust Reports in Paper. The Company shall be responsible for fulfilling Contract Owner elections to receive future Trust shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

7. Provision of Paper or Electronic Documents. The Trust shall:

(a). Provide the Company with sufficient paper copies of the then current Required Materials as the Company shall reasonably request, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners under sections 5 and 6 above (see paragraphs (e) and (f) of Rule 30e-3). Such requests shall be fulfilled reasonably promptly within a time frame that will allow the Company to deliver such Required Materials in accordance with applicable regulations

(b). Alternatively, if requested by the Company in lieu thereof, the Trust or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type, or at the request of the Company, in electronic form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution pursuant to sections 5 and 6 hereof, as such Required Materials are posted to the Specified Website;

8. Force Majeure Event. Each Party is excused from performance under this Amendment and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism (actual or threatened), actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall promptly notify the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Amendment shall be immediately suspended for the duration of such Force Majeure Event.

9. Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). The Parties have entered into the Participation Agreement between them for the purchase and redemption of shares of the Trusts by separate accounts maintained by the Company. This Amendment supplements the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

10. Termination. This Amendment shall terminate upon the earlier of:

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(a). termination of the Participation Agreement; or

(b). 180 days written notice from any Party to the other Parties.

11. Indemnification. The Distributor specifically agrees to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure or alleged failure by the Trust or Distributor to maintain the Specified Website and post the Required Materials in accordance with the terms of this Amendment and to fulfill their other duties and responsibilities under this Amendment. This indemnification shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement, but shall be subject to and in accordance with the terms and conditions of the Participation Agreement.

12. Notices. All notices or other communications required or provided for in this Amendment to any Party shall be duly given if:

(a). sent by registered or certified mail, mailed, first class postage prepaid, hand delivered or sent by overnight courier service to the applicable address set forth below; or

(b). sent to an authorized employee, agent or representative of the receiving Party by electronic mail or by facsimile, at the electronic address that the recipient Party may from time to time specify in writing to the other Party(ies).

The Company:

The Variable Annuity Life Insurance Company

2929 Allen Parkway, L13-20

Houston, TX 77019

Attention: Thomas M. Ward

E-mail: Tom.Ward@aig.com

Phone: (713) 831-5399

copy to:

The Variable Annuity Life Insurance Company

2919 Allen Parkway, L4-01

Houston, TX 77019

Attention: General Counsel

The Distributor:

Invesco Distributors, Inc.

11 Greenway Plaza

Houston, Texas 77046

Attn: General Counsel

13. Assignment. No Party to this Amendment may assign this Amendment, or any of the rights, obligations, or liabilities under this Amendment, without the written consent of all Parties hereto.

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SCHEDULE A

Separate Accounts of the Company

The Variable Annuity Life Insurance Company Separate Account A

5

SCHEDULE B

Specified Website

www.invesco.com/reports.

6